Contacts:
Ken Engberg
Dealertrack Technologies, Inc.
(516) 734-3692
kenneth.engberg@dealertrack.com

Michael DeMeo
Dealertrack Technologies, Inc.
(516) 734-3691
 michael.demeo@dealertrack.com

Dealertrack to Acquire CRM Provider Customer Focused Marketing, Inc.

Acquisition Will Support Dealertrack’s Strategic Vision for Delivering a Comprehensive, Integrated Suite of Automotive Retail Technologies

LAKE SUCCESS, N.Y., August 27, 2013 - - Dealertrack (Nasdaq: TRAK) today announced an agreement to acquire substantially all the assets of Customer Focused Marketing (CFM), Inc., a provider of customer relationship management (CRM) and marketing services.

CFM, established in 1997 and headquartered in Irving, Texas, provides consumer marketing and management services to automotive dealers across the United States. Its offerings include a number of services and technology tools to help automotive dealerships better manage every aspect of the customer relationship, including prospect, sales, service and database marketing and communications. CFM has an industry-leading mobile platform featuring innovative capabilities for the iPad, iPhone and Android-based devices, in addition to a desktop, browser-based version of the solution.

“CFM offers both marketing services and an innovative CRM platform, each of which align with our long-term strategy to deliver the industry’s most complete and integrated solution set for automotive dealers,” said Raj Sundaram, executive vice president and group president, Dealer Solutions, Dealertrack. “This acquisition allows us to immediately bring to market their innovative and effective marketing services, while taking the time needed to further develop and then fully integrate their advanced CRM tool into our existing broad solution set to drive even greater workflow efficiency and higher profitability for our clients.”

“We look forward to being part of the Dealertrack family and appreciate their commitment to helping dealerships leverage advanced marketing services and CRM technology to better manage their businesses and build stronger customer relationships,” said Alicia Harris, president and founder, CFM.

Dealertrack believes, post integration (late 2014), this acquisition will position Dealertrack’s subscription software business to accelerate its revenue growth into 2015. As a standalone solution, the business is expected to grow approximately 35 percent annually for the foreseeable future.

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This transaction is expected to close in the fourth quarter of this year, subject to customary closing conditions. Details of the financial impact of the transaction are expected to be reported as part of the Dealertrack’s third-quarter earnings conference call in early November 2013.

About Dealertrack Technologies (www.dealertrack.com)

Dealertrack Technologies’ intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, agents and aftermarket providers. In addition to the industry’s largest online credit application network, connecting more than 20,000 dealers with more than 1,300 lenders, Dealertrack Technologies delivers the industry’s most comprehensive solution set for automotive retailers, including Dealer Management System (DMS), Inventory, Sales and F&I, Interactive and Registration and Titling solutions.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding the benefits of the future acquisition of CFM, the benefits of its CRM platform, as well as all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack Technologies to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include the completion of the acquisition of CFM, CFM meeting its financial goals, the successful integration for CFM’s CRM software into Dealertrack’s software solutions, and other risks listed in our reports filed with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ending December 31, 2012. These filings can be found on Dealertrack Technologies’ website at www.dealertrack.com and the SEC's website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Dealertrack Technologies disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

TRAK-G ###

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